                                                                  EXHIBIT 12
                                                                    1 of 2


                      NORAM ENERGY CORP. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (in thousands of dollars)


                                       9/30/95          1994           1993           1992           1991          1990
                                      --------        --------       --------       --------       --------       --------
Income from continuing operations
  as set forth in Consolidated
  Statement of Income                 $ 30,640        $ 51,291       $ 39,935       $  6,227       $ 16,515       $100,826

Add back:
  Provision for income taxes            23,520          34,372         46,481         12,516         18,418         52,643

Less:
  Non-utility interest capitalized           0               0              0              0              0              0
                                      --------        --------       --------       --------       --------       --------
                                        54,160          85,663         86,416         18,743         34,933        153,469
                                      --------        --------       --------       --------       --------       --------

Fixed charges (from continuing
  operations):
    Interest                           116,898         167,384        169,857        182,453        174,044        150,593

    Amortization of debt discount
      and expense                        2,455           3,312          3,421          4,450          3,290          2,191

    Portion of rents considered to
      represent an interest factor       8,469          11,292         10,402          7,704          6,514          5,534
                                      --------        --------       --------       --------       --------       --------
      Total fixed charges              127,822         181,988        183,680        194,607        183,848        158,318
                                      --------        --------       --------       --------       --------       --------

Earnings                              $181,982        $267,651       $270,096       $213,350       $218,781       $311,787
                                      ========        ========       ========       ========       ========       ========

Ratio of earnings to fixed charges        1.42            1.47           1.47           1.10           1.19           1.97
                                      ========        ========       ========       ========       ========       ========


                                                                  EXHIBIT 12
                                                                    2 of 2



                      NORAM ENERGY CORP. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                           (in thousands of dollars)


                                       9/30/95          1994           1993           1992           1991          1990
                                      --------        --------       --------       --------       --------       --------
Income from continuing operations
  as set forth in Consolidated
  Statement of Income                 $ 30,640        $ 51,291       $ 39,935       $  6,227       $ 16,515       $100,826

Add back:
  Provision for income taxes            23,520          34,372         46,481         12,516         18,418         52,643

Less:
  Non-utility interest capitalized           0               0              0              0              0              0
                                      --------        --------       --------       --------       --------       --------
                                        54,160          85,663         86,416         18,743         34,933        153,469
                                      --------        --------       --------       --------       --------       --------

Fixed charges (from continuing
  operations):
    Interest                           116,898         167,384        169,857        182,453        174,044        150,593

    Amortization of debt discount
      and expense                        2,455           3,312          3,421          4,450          3,290          2,191

    Portion of rents considered to
      represent an interest factor       8,469          11,292         10,402          7,704          6,514          5,534

    Preferred stock dividend
      requirements                      10,341          13,026         16,879         23,480         16,497         11,872
                                      --------        --------       --------       --------       --------       --------
      Total fixed charges              138,163         195,014        200,559        218,087        200,345        170,190
                                      --------        --------       --------       --------       --------       --------

Earnings                              $192,323        $280,677       $286,975      $ 236,830       $235,278       $323,659
                                      ========        ========       ========       ========       ========       ========

Ratio of earnings to fixed charges        1.39            1.44           1.43           1.09           1.17           1.90
                                      ========        ========       ========       ========       ========       ========
